UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	88-0409160
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A filed by Broadwind Energy, Inc. (the “Company”) with the Securities and Exchange Commission on February 12, 2013, by supplementing Items 1 and 2 with the following.

Item 1.                                                         Description of Registrant’s Securities To Be Registered.

On February 5, 2016, the Company entered into a First Amendment to Section 382 Rights Agreement (the “Amendment”), which amends the Section 382 Rights Agreement, dated as of February 12, 2013 (the “Rights Agreement”), between the Company and Wells Fargo, National Association, as rights agent.

The Amendment (i) decreases the purchase price for each one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share, from $14.00 to $9.81 and (ii) extends the Final Expiration Date (as defined in the Rights Agreement) from February 22, 2016 to February 22, 2019.  In addition, the Amendment provides that the Rights (as defined in the Rights Agreement) will no longer be exercisable if the Company’s stockholders do not approve the Amendment at the Company’s 2016 Annual Meeting of Stockholders.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Rights Plan, which is filed as Exhibit 1 to the Company’s Form 8-A filed on February 12, 2013 and is incorporated herein by reference, and the Amendment, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 8, 2016 and incorporated herein by reference.

Item 2.                                                         Exhibits.

Exhibit Number	Description of Document

3.1

Certificate of Designation of the Series A Junior Participating Preferred Stock of Broadwind Energy, Inc., dated February 13, 2013 (incorporated by reference to Exhibit 2 to the Company’s Form 8-A, filed on February 2, 2013)

4.1

Section 382 Rights Agreement, dated as of February 12, 2013, between the Company and Wells Fargo, National Association, as rights agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A, filed on February 2, 2013)

4.2

First Amendment to Section 382 Rights Agreement, dated as of February 5, 2016, between the Company and Wells Fargo, National Association, as rights agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on February 8, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 8, 2016	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Interim President and Chief Executive Officer
and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1

Certificate of Designation of the Series A Junior Participating Preferred Stock of Broadwind Energy, Inc., dated February 13, 2013 (incorporated by reference to Exhibit 2 to the Company’s Form 8-A, filed on February 2, 2013)

4.1

Section 382 Rights Agreement, dated as of February 12, 2013, between the Company and Wells Fargo, National Association, as rights agent (incorporated by reference to Exhibit 1 to the Company’s Form 8-A, filed on February 2, 2013)

4.2

First Amendment to Section 382 Rights Agreement, dated as of February 5, 2016, between the Company and Wells Fargo, National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on February 8, 2016)